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                                                                    EXHIBIT 99.3

                               WEST COAST BANCORP

                          INCENTIVE STOCK OPTION PLAN




         1. PURPOSE: The purpose of this Incentive Stock Option Plan (hereinafter sometimes referred to as the "PLAN") is to strengthen WEST COAST BANCORP, an Oregon state banking corporation (hereinafter sometimes referred to as the "CORPORATION") and any corporations which are, or may hereafter become parent or subsidiary corporations of the CORPORATION, by providing to participating employees (hereinafter sometimes referred to as "Optionees") as an incentive for high levels of performance and for unusual efforts to increase the earnings of the CORPORATION and its parent or subsidiary corporations. The PLAN seeks to accomplish these purposes and results by providing a means whereby such Optionees may purchase shares of common stock of the CORPORATION pursuant to options granted under the PLAN.

         2. ADMINISTRATION: This PLAN shall be administered by a Stock Option Committee consisting of those persons, not eligible under this PLAN pursuant to paragraph 3 herein, who from time to time shall be selected by the Board of Directors of the CORPORATION. Any action of the Stock Option Committee with respect to administration of the PLAN shall be taken pursuant to a majority vote or by the unanimous written consent of its members.



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         Subject to the express provisions of the PLAN, the Stock Option
Committee shall have the authority to construe and interpret the PLAN, and to prescribe, amend and rescind rules and regulations relating to administration of the PLAN, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the PLAN, and to make all other determinations necessary or advisable for administration of the PLAN. Determinations of the Stock Option Committee on matters referred to in this section shall be final and conclusive.

         3. PARTICIPATION: All salaried officers and employees of the CORPORATION and its parent or subsidiary corporations shall be eligible for selection to participate in the PLAN. Notwithstanding any other provisions of the PLAN to the contrary, no director nor officer of the CORPORATION or a parent or subsidiary corporation who is not an employee of the CORPORATION or a parent or subsidiary corporation may be granted options under the PLAN.
Subject to the express provisions and limitations of the PLAN, the Stock Option Committee shall select from the eligible class and make recommendations to the Board of Directors concerning the individuals to whom options shall be granted, the terms and provisions of the respective Incentive Stock Option Agreements (which need not be identical), the times at which such





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options shall be granted, and the number of shares subject to each option.

         The Board of Directors of the CORPORATION shall determine the individuals who shall receive options and the terms and provisions of the options, and shall direct the officers of the CORPORATION to grant such options to such individuals. An individual who has been granted an option, or otherwise eligible and subject to the limitations contained in the PLAN, may be granted additional options if the Board of Directors of the CORPORATION shall so determine.

         Any options granted under this PLAN shall be granted within ten (10) years from the date of adoption of this PLAN by the Board of Directors, said adoption date being earlier than the date upon which such PLAN obtained shareholder approval.

         4. AGGREGATE AMOUNT OF STOCK: The aggregate amount of stock which may be purchased pursuant to options granted under this PLAN shall be One Hundred Thousand (100,000) shares of the CORPORATION's common stock.

         5. ANNUAL LIMITATION: The amount of aggregate fair market value of the stock (determined at the time of the grant of the option) for which any Optionee may be granted options hereunder in any calendar year shall not exceed the sum of (i) $100,000 plus (ii) a carry-over amount for any year after 1980, but prior to the calendar year under consideration, which is determined as one-half of the amount



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by which $100,000 exceeds the aggregate fair market value (at the time the option is granted) of the stock for which an employee was granted employee stock option in any calendar year after 1980 (under all incentive stock option plans of the Corporations and its parent and subsidiary corporation), but carried over for not more than three (3) years. For this purpose, options granted in any year shall be deemed to first use up the $100,000 current year limitation, and then the carry-over amount from the earliest available year.

         6. OPTION PERIOD: Each option, and all rights or obligations thereunder, shall expire by its terms on such date as the Board of Directors of the CORPORATION may determine; provided, however, that in no event shall any option granted to a person owning more than ten percent (10%) of the voting power of all classes of the CORPORATION's stock immediately prior to the grant of such option be exercisable by its terms after the expiration of five (5) years from the date of the grant thereof; and provided, further, that in no event shall any other option granted hereunder be exercisable by its terms after the expiration of ten (10) years from the date of the grant thereof.

         7. EXERCISE OF OPTIONS: Each option shall be exercisable in such installments, which need not be equal, and upon such conditions as the Board of Directors of the CORPORATION shall determine. No option or installment thereof shall be




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exercisable except in respect of whole shares, and fractional share interests shall be disregarded except that they may be accumulated. In any given installment period, if an Optionee does not purchase all the shares which he is entitled to purchase in such installment period or a fractional share interest remains, the Optionee's right to purchase the remaining shares or fractional shares continue until expiration of the final installment period permitted pursuant to such option. Not less than Ten (10) shares may be purchased at one time unless the number purchased is the total number which may be purchased under the option.

         Each option shall provide, by its terms, that such option is not exercisable while there is outstanding, as hereinafter defined, any incentive stock option which was granted, before the granting of such option, to such individual to purchase stock in the CORPORATION or in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation of the CORPORATION, or in a predecessor corporation of any of such corporations. An incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

         8. PURCHASE PRICE OF STOCK: The purchase price of a share of stock subject to any option granted hereunder shall be determined by the Board of Directors of the CORPORATION at the time of grant of such option; provided, however, that



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in all events the purchase price for the share of the stock subject to any option granted hereunder shall be at least equal to the greatest of the following: the fair market value of the stock on the date of grant of the option, the par value of the CORPORATION'S common stock at the time the employee became eligible under the Plan, or 90% of the book value of the CORPORATION at the time when the employee became eligible under the Plan. The fair market value shall be determined in good faith at the time of grant of such option by decision of the Board of Directions of the CORPORATION and provided, further that in the case of an option granted to an Optionee owning more than ten percent (10%) of the voting power of all classes of the CORPORATION's stock immediately prior to the grant of such option, the purchase price per share of the stock subject to option shall be not less than one hundred ten percent (110%) of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid. Fair market value is defined for purposes of this Agreement as the value of the stock determined without regard to any restriction other than restrictions which, by their terms, will never lapse.

         9.      TERMINATION OF EMPLOYMENT RELATIONSHIP:

                 (a) Upon termination of the employment relationship between any Optionee and the CORPORATION or a parent or




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subsidiary thereof employing such Optionee, should Optionee be terminated by employer for reasons other than cause, death or permanent and total disability, the terminated or retired Optionee shall retain the right to exercise any then unexercised portion of the options which have accrued, provided that such terminated or retired Optionee exercises such right within sixty (60) days of termination or retirement. If such terminated or retired Optionee does not exercise such accrued options, if any, within a period of sixty (60) days following such termination, such options shall be null and void.

                 (b) In the event that the employment relationship as set forth above shall be terminated for cause or that the Optionee shall terminate said relationship then any accrued portions of the options which have not been exercised on the date of cessation of employment shall be null and void on such date of cessation or such other date as the Board of Directors deems appropriate if after the date of cessation of employment. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the CORPORATION or a subsidiary or a parent corporation, and in any event, the determination of the Board of Directors of the two shall be final and conclusive.




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                 (c)      In the event that the employment relationship between
any Optionee and the CORPORATION or a parent or a subsidiary thereof employing such Optionee should be terminated by reason of the Optionee's permanent and total disability, the disabled Optionee shall retain the right to exercise any then unexercised portion of the options which have been accrued, provided that such disabled Optionee exercises such right within twelve (12) months of termination. If such disabled Optionee does not exercise such accrued options, if any, within a period of twelve (12) months following such termination, such options shall be, null and void.

                 (d) In the event of the death of an Optionee, any accrued but unexercised options shall be exercisable by the intestate successor or devisee thereof for the period ending twelve (12) months after the date of termination of employment of the deceased Optionee. Thereafter any such options shall be null and void.

         10.     REPURCHASE OF SHARES:

         In the event that the employment relationship between the CORPORATION or a parent or subsidiary thereof, and any Optionee who was at any time granted an option pursuant to this PLAN shall terminate for any reason, any shares of stock acquired by the terminated Optionee by or through the exercise of any such option which the terminated




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Optionee at any time desires to transfer to any person, shall first be offered to the CORPORATION. The terminated Optionee shall deliver written notice of intention to transfer shares to the CORPORATION, which notice shall state the number of shares to be transferred and the purchase price therefor. Upon receipt of such written notice, the CORPORATION shall have the exclusive right to purchase those shares described in such notice for a period of thirty (30) days following the CORPORATION's receipt of such notice. Such right shall be exercisable by tender by the CORPORATION to the terminated Optionee of cash in the amount of the then fair market value of one such share (but not less than price per share of the most recent sale of record) multiplied by the number of shares to be transferred.

         After the expiration of such thirty (30) day period, in the event that the CORPORATION shall not have exercised the foregoing right, the terminated Optionee shall have the right to transfer the shares specified in such notice to any person.

         11. TERMINATION: Unless previously terminated by the Board of Directors of the CORPORATION, the PLAN shall terminate ten (10) years from July 18, 1985, the effective date of this PLAN, and no options shall be granted under it thereafter, but such termination shall not affect any option theretofore granted.




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         12.     NONTRANSFERABILITY OF OPTIONS:  The terms of any option
granted under this PLAN shall include a provision making such option nontransferable by the Optionee, except upon death by will or intestate succession, and exercisable during the Optionee's lifetime only by the Optionee.

         13. OPTION AGREEMENT: Each option shall be evidenced by a written Incentive Stock Option Agreement executed by the CORPORATION and the Optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the PLAN.

         14. STOCKHOLDER APPROVAL; EFFECTIVE DATE: At the next regular meeting of the stockholders of the CORPORATION, which has been scheduled and will occur within the period of twelve (12) months following July 18, 1985, being the date of adoption of this PLAN by the CORPORATION's Board of Directors, this PLAN will be presented for consideration and approval by the stockholders. The effective date of this Plan is July 18, 1985.

         15. AMENDMENT AND TERMINATION BY BOARD OF DIRECTORS: The Board of Directors of the CORPORATION may at any time suspend, amend or terminate the PLAN and may, with the consent of the Optionee, make such modification of the terms and conditions of his option as it shall deem advisable;




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provided that any amendment or modification which would:  (a) increase the aggregate maximum number of shares which may be purchased pursuant to options granted under the PLAN; (b) change the minimum option price; (c) increase the maximum term of options provided for herein; or (d) permit options to be granted to anyone other than a salaried employee of the CORPORATION or parent or subsidiary corporation, shall be subject to approval thereof by shareholders of the CORPORATION holding not less than a majority of the voting power of the CORPORATION voting in person or by proxy at a duly held stockholders' meeting.

         16. STOCK RESERVE: The CORPORATION shall at all times during the term of this PLAN reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of this PLAN, and shall pay all fees and expenses necessarily incurred by the CORPORATION in connection with the exercise of options granted hereunder.

         17. PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE; NOTICE OF SALE: No Optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered to him. No shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which stock of the CORPORATION may be listed shall have been fully




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complied with.  The CORPORATION will diligently endeavor to comply with all applicable securities laws before any options are granted under the PLAN and before any stock is issued pursuant to options.

         Except as otherwise provided herein to the contrary, the Optionee shall give the CORPORATION notice of any sale or other disposition of any such shares not less than thirty (30) days before such sale or other disposition.

         18.     DISCLOSURE OF FINANCIAL INFORMATION:  Not more than thirty
(30) days prior to Optionee's exercise of options, accrued and vested pursuant to the terms and conditions of this PLAN and upon written request by Optionee, the CORPORATION shall provide to such Optionee the most recent financial statement of the CORPORATION which has been provided or made available to the shareholders of the CORPORATION.

         19. RECLASSIFICATION, CONSOLIDATION OR MERGER: If and to the extent that the number of issued shares of common stock of the CORPORATION shall be increased or reduced by change in par value, split up, reclassification, distribution or a dividend payable in stock or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. If the CORPORATION is reorganized or consolidated or merged with another corporation, any and all Optionees shall be entitled to



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receive options covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions. In the event of a merger in which the CORPORATION is not the resulting bank, as that term is defined in ORS Section 711.005(5), the resulting bank shall assume the outstanding options of the CORPORATION. For purposes of the preceding sentences, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give any Optionee additional benefits which such Optionee did not have under the old option or deprive such Optionee of benefits which such Optionee had under the old option.

         20. CONTINUATION OF EMPLOYMENT: Nothing contained in the PLAN or in the Incentive Stock Option Agreement shall obligate the CORPORATION or any of its subsidiary or parent corporations to employ any Optionee for any period or interfere in any way with the right of the CORPORATION or its subsidiary or parent corporation to reduce the Optionee's compensation.




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         21.     OTHER TERMS:  Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this PLAN, which are deemed necessary or desirable by the Board of Directors of the CORPORATION or by the legal counsel to the CORPORATION and such other terms shall include those which, together with the terms of this PLAN, shall constitute such option as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended.

         22. EXCULPATION AND INDEMNIFICATION: To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors of the CORPORATION or Stock Option Committee shall be liable for any action or omission of any other member of the Board of Directors of the CORPORATION or Stock Option Committee nor for any act or omission on his own part, excepting only his own willful misconduct or gross negligence. The CORPORATION and its subsidiary or parent corporations shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against a present or former director or member of the Stock Option Committee in an action brought by a third party against such person (whether or not the CORPORATION is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Stock Option Committee




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arising with respect to the PLAN or administration thereof or out of the membership on the Stock Option Committee or by the CORPORATION, or all or any combination of the preceding; provided, the Board of Directors of the CORPORATION determines in good faith, that such director or member was acting in good faith, within the reasonably believed to be scope of his employment or authority and for a purpose which he reasonably believed to be in the best interests of the CORPORATION or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This option does not apply to any action instituted or maintained in the right of the CORPORATION by a shareholder or holder of a voting trust certificate representing shares of the CORPORATION or any subsidiary corporation thereof. Tile provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or member of the Stock Option Committee, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

                                                   WEST COAST BANCORP,

                                             an Oregon state banking corporation





                                             BY:  /s/ M. VERNON
                                                --------------------------------
                                                President





                                             BY: /s/  ESTHER L. WELCH
                                                --------------------------------
                                                Secretary




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